Exhibit 99.1

Ebix Reports 2018 Revenue Rose 37% to a Record $497.8M,
with Full Year Operating Income Rising 35% to a Record $153M

•	Q4 2018 Revenue Rose 30% to $136.3M

•	Q4 2018 Operating Income Rose 26% to $41.5 M

•	Non-GAAP Q4 EPS of $1.06 Before Effect of One-time Transition Tax

JOHNS CREEK, GA - March 1, 2019 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, today reported fiscal 2018 fourth quarter (Q4 2018) and full year results for the periods ended December 31, 2018. Ebix will host a conference call to review its results today, at 11:00 a.m. EST (details below).

“We had an outstanding quarter of growth that has set the foundation for Ebix to target over $600 million in revenue in 2019,” said Robin Raina, chairman and CEO, Ebix, Inc. “Ebix’s record Q4 2018 operating income performance, translates to an annualized operating income run rate of $166 million. Our relentless focus on customer success through pioneering exchanges in several sectors, continues to strengthen our position as a global leader in insurance and financial exchanges.”

Ebix delivered the following results for its fiscal fourth quarter and full fiscal year 2018:

Revenue: Q4 2018 revenue rose 30% to $136.3 million, compared to $104.7 million in Q4 2017 and increased 6% over Q3 2018 revenue of $128.6 million. Q4 2018 Constant currency revenue increased 34% year-over-year to $140.7 million.

Full year 2018 revenue rose 37% to $497.8 million, compared to $364.0 million in 2017, while 2018 constant currency revenue grew 39% to $504.8 million. Exchanges including the EbixCash operations in India, continued to be Ebix’s largest channel, accounting for 85% and 80% of the Company's Q4 2018 and full year 2018 revenue, respectively.

(dollar amounts in thousands)
Channel	Q4 2018	Q4 2017	Change	2018	2017	Change
Exchanges	$ 115,349	$ 82,353	+40%	$ 396,457	$ 259,470	+53%
Broker Systems	3,659	3,576	+2%	14,379	14,674	-2%
Risk Compliance Solutions (RCS)	15,603	18,052	-14%	79,976	86,832	-8%
Carrier Systems	1,716	700	145%	7,014	2,995	134%
Total Revenue	$136,327	$104,681	+30%	$497,826	$363,971	+37%

Total Revenue on Constant Currency Basis	$140.7M	$104.7M	+34%	$504.8M	$364.0M	+39%

Exhibit 99.1

Earnings per Share: Fourth quarter GAAP diluted earnings per share were $0.27, reflecting the impact of a one-time tax $24.5 million charge related to the implementation of the 2017 Tax Cuts and Jobs Act transition tax. Excluding the one-time tax impact, non-GAAP diluted earnings per share were $1.06. For the full fiscal year 2018, GAAP diluted earnings per share were $2.95, and excluding the one-time tax impact, non-GAAP diluted earnings were $3.73.

In compliance with the 2017 Tax Cuts and Jobs Act, Ebix will pay the IRS this transition tax charge over a period of 8 years, on an interest free basis.

Operating Income and Cash: Operating income for 2018 rose 35% to $153.0 million as compared to $113.2 million in 2017. Full year 2018 operating margins were at 31%. Cash generated from operations increased 17% to $89.9 million in 2018, compared to $76.8 million in 2017.

Operating income for Q4 2018 rose 26% to $41.5 million compared to $33.1 million in Q4 2017, with operating margins of 30%.

Remediation of Material Weakness: The Company also announced that its consolidated auditors have concluded that the Company has successfully remediated the weakness in its internal control in the areas of income taxes and business combinations as of December 31, 2018. As announced in a press release dated 5th Feb 2019, a renowned third party US firm that specializes in accounting investigations and compliance also came to the same conclusion. These weaknesses were declared by the Company in early 2018, while announcing its 2017 fourth quarter earnings results.

Share Outstanding and Repurchases: Ebix repurchased 966,773 shares of its common stock for an aggregate amount of $47.4 million in Q4 2018, and 996,773 shares of its common stock for an aggregate amount of $49.6 million in the full year 2018. Included in these figures was the repurchase of 200,000 shares for a total of $8.8 million that were not settled until January 2019. Reflecting its repurchase activity, Ebix’s weighted average diluted shares outstanding decreased to 31.2 million in Q4 2018 compared to 31.7 million in Q4 2017 and decreased to 31.5 million in 2018 compared to 31.7 million in 2017.

Q1 & Q2 2019 Diluted Share Counts: Based on share repurchases completed to date, Ebix expects its diluted share count to be approximately 30.7 million in Q1 2019 and Q2 2019.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q4 2018 for a total cost of $2.2 million.

Ebix Chairman, and CEO Robin Raina said, “Ebix’s Q4 2018 revenues grew 6% sequentially worldwide over Q3 2018, while increasing 3.9% in the United States. Our record 2018-results mark Ebix’s 19th consecutive year of revenue growth which was supported by a strong finish to the year especially from India. Our India led revenues in Q4 2018 grew 15% sequentially to $69.2 million. Our Australian and Brazilian operations both achieved record revenue quarters in local currency terms. With an annualized constant currency revenue run rate of $562.8 million, Ebix has established a strong foundation from which to conquer new frontiers in terms of revenues, operating margins and EPS.”

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share

	Q4 2018	Full Year 2018
Diluted EPS	$ 0.27	$2.95
Transition Tax effect	$0.79	$0.78
Non-GAAP Diluted EPS	$1.06	$3.73

Exhibit 99.1

Conference Call Details:

Call Date/Time:	Friday, March 1, 2019 at 11:00 a.m. EST
Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID #8589356
Live Audio Webcast:	www.ebix.com/webcast
Audio Replay URL:	www.ebix.com/result_18_Q4 after 2:00 p.m. EST on March 1st

About Ebix, Inc.

With 50+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world.

With a "Phygital” strategy that combines 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, lending, wealth management etc. in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business with operations in 32 international airports including Delhi, Mumbai, Bangalore, Hyderabad, Chennai and Kolkata, conducting over $4.8 billion in gross transaction value per year. EbixCash’s inward remittance business in India conducts approx. $5 billion gross annual remittance business, confirming its undisputed leadership position in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 2,200+ employees, 212,450+ agent network, 25 branches and over 9,800 corporate clients; processing an estimated $2.5 billion in gross merchandise value per year.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and

Exhibit 99.1

other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:
Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins, Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Operating revenue	$136,327	$104,681	$497,826	$363,971
Operating expenses:

Cost of services provided	42,302	38,438	168,415	129,494
Product development	10,963	8,551	39,078	33,854
Sales and marketing	4,045	3,991	17,587	16,303
General and administrative (net)	34,059	17,820	108,475	59,976
Amortization and depreciation	3,428	2,800	11,292	11,123
Total operating expenses	94,797	71,600	344,847	250,750

Operating income	41,530	33,081	152,979	113,221
Interest income	127	97	436	1,711
Interest expense	(9,037)	(4,345)	(27,101)	(13,383)
Non-operating income - (loss)	—	—	60	—
Foreign currency exchange gain (loss)	2,127	(894)	(792)	1,811
Income before income taxes	34,747	27,939	125,582	103,360
Income tax expense	(26,474)	(414)	(32,501)	(777)
Net income including noncontrolling interest	8,273	27,525	93,081	102,583
Net income (Loss) attributable to noncontrolling interest	(236)	952	(58)	1,965
Net income attributable to Ebix, Inc.	$8,509	$26,573	$93,139	$100,618

Basic earnings per common share	$0.27	$0.84	$2.97	$3.19

Diluted earnings per common share	$0.27	$0.84	$2.95	$3.17

Basic weighted average shares outstanding	31,133	31,470	31,393	31,552

Diluted weighted average shares outstanding	31,225	31,656	31,534	31,719

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2018 (Unaudited)	December 31, 2017 (Audited)
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$147,766	$63,895
Short-term investments	31,192	25,592
Restricted cash	8,317	4,040
Fiduciary funds- restricted	6,491	8,035
Trade accounts receivable, less allowances of $6,969 and $4,143, respectively	174,340	117,838
Other current assets	59,274	33,532
Total current assets	427,380	252,932
Property and equipment, net	50,294	41,704
Goodwill	946,685	666,863
Intangibles, net	51,448	45,711
Indefinite-lived intangibles	42,055	42,055
Capitalized software development costs, net	11,742	8,499
Deferred tax asset, net	54,629	43,529
Other assets	26,714	11,720
Total assets	$1,610,947	$1,113,013
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$130,221	$75,073
Accrued payroll and related benefits	9,227	8,201
Cash overdraft	17,841	9,243
Fiduciary funds- restricted	6,491	8,035
Short term debt	3,990	0
Contingent liability for accrued earn-out acquisition consideration	13,767	4,000
Current portion of long term debt and capital lease obligation, net of deferred financing costs of $575 and $136, respectively	14,603	14,381
Deferred revenue	35,609	22,562
Current deferred rent	98	278
Other current liabilities	85,581	5,159
Total current liabilities	317,428	146,932
Revolving line of credit	424,537	274,529
Long term debt and capital lease obligation, less current portion, net of deferred financing costs of $1,811 and $298, respectively	274,716	110,978
Contingent liability for accrued earn-out acquisition consideration	11,209	33,096
Deferred revenue	9,051	1,423
Long term deferred rent	438	638
Deferred tax asset, net	1,282	0
Other liabilities	27,849	11,658
Total liabilities	1,066,510	579,254
Commitments and Contingencies

Exhibit 99.1

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at December 31, 2018 and 2017	0	0
Common stock, $.10 par value, 120,000,000 shares authorized, 30,567,725 issued and outstanding at December 31, 2018 and 31,476,428 issued and outstanding at December 31, 2017	3,057	3,148
Additional paid-in capital	3,397	1,410
Retained earnings	535,118	510,975
Accumulated other comprehensive loss	(63,377)	(24,023)
Total Ebix, Inc. stockholders’ equity	478,195	491,510
Noncontrolling interest	66,242	42,249
Total stockholders' equity	$544,437	$533,759
Total liabilities and stockholders’ equity	$1,610,947	$1,113,013

Ebix, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

Exhibit 99.1

	Year Ended December 31, 2018 (Unaudited)	Year Ended December 31, 2017 (Audited)	Year Ended December 31, 2016 (Audited)
	(in thousands)
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$93,139	$100,618	$93,847
Net income (loss) attributable to noncontrolling interest	(58)	1,965	447
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	11,292	11,123	10,746
Provision for doubtful accounts	3,571	1,713	1,515
Provision for deferred taxes, net of acquisitions and effects of currency translation	(13,043)	(13,667)	(6,410)
Unrealized foreign exchange losses	606	1,387	32
Gain on investment interest in IHC/Ebix joint venture	—	—	(1,162)
Amortization of capitalized software development costs	2,233	2,175	1,116
Share-based compensation	2,811	2,818	2,794
Reduction of acquisition earn-out contingent liability	(1,391)	(164)	(1,344)
Reduction of rent expense as a result of purchase accounting adjustment	—	(948)	—
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(10,810)	(34,245)	(12,659)
Other assets	(8,486)	(2,133)	1,789
Accounts payable and accrued expenses	6,539	8,906	(3,703)
Accrued payroll and related benefits	(788)	(3,979)	170
Deferred rent	(360)	(413)	(234)
Reserve for potential uncertain income tax return positions	149	5,879	490
Other liabilities	13,205	252	(3,039)
Deferred revenue	(8,740)	(4,480)	2,176
Net cash provided by operating activities	89,869	76,807	86,571
Cash flows from investing activities:
Investment in Transcorp, net of cash acquired	(6,554)	—	—
Investment in Centrum, net of cash acquired	(176,137)	—	—
Investment in SmartClass, net of cash acquired	(7,593)	—	—
Cash received from Paul Merchants for 10% stake in MTSS	4,996	—	—
Investment in Indus, net of cash acquired	(24,261)	—	—
Investment in Mercury, net of cash acquired	(11,356)	—	—
Investment in Miles, net of cash acquired	(17,721)	—	—
Investment in Leisure, net of cash acquired	(1,304)	—	—
Investment in AHA Taxis, net of cash acquired	(71)	—	—
Investment in Routier, net of cash acquired	(413)	—	—
Investment in Weizmann, net of cash acquired	12,886	—	—
Investment in Lawson, net of cash acquired	381	—	—
Investment in Business Travels, net of cash acquired	(414)	—	—
Payment of acquisition earn-out contingency, ItzCash	(3,831)	—	—
Investment in Paul Merchants	—	(37,398)	—
Investment in Via, net of cash acquired	—	(67,835)	—
Investment in Wall Street	—	(6,970)	—
Investment in YouFirst, net of cash acquired	—	(9,657)	—
Investment in beBetter	—	(1,000)	—

Exhibit 99.1

Investment in ItzCash, net of cash acquired	—	(69,301)	—
Payment of acquisition earn-out contingency, Qatarlyst	—	(1,921)	—
Investment in Hope Health	—	—	(1,643)
Investment in Wdev, net of cash acquired	—	—	(6,320)
Investment in EbixHealth JV, net of cash acquired	—	—	(696)
Maturities (purchases) of marketable securities	(4,087)	1,201	(2,115)
Capitalized software development costs	(5,745)	(2,805)	(3,988)
Capital expenditures	(10,366)	(7,385)	(5,977)
Net cash used in investing activities	(251,590)	(203,071))	(20,739)
Cash flows from financing activities:
Proceeds from / (Repayment) to line of credit, net	150,008	120,500	(52,436)
Proceeds from term loan	175,500	20,000	125,000
Principal payments on term loan obligation	(10,016)	(13,000)	(6,250)
Short term loan to a third party	(8,341)	—	—
Cash overdraft	(769)	6,162	—
Repurchase of common stock	(40,820)	(45,732)	(59,784)
Payments of long term debt	(80)	—	(600)
Payments for capital lease obligations	(6)	(11)	(5)
Proceeds from exercise of common stock options	439	52	824
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(467)	(398)	(998)
Dividends paid	(9,316)	(9,545)	(9,829)
Net cash provided (used) by financing activities	256,132	78,028	(4,078)
Effect of foreign exchange rates on cash and cash equivalents	$(5,689)	$2,162	$(1,992)
Net change in cash and cash equivalents, and restricted cash	88,722	(46,074)	59,762
Cash and cash equivalents, and restricted cash at the beginning of the year	$70,867	$116,941	$57,179
Cash and cash equivalents, and restricted cash at the end of the year	$159,589	$70,867	$116,941
Supplemental disclosures of cash flow information:
Interest paid	25,690	12,552	7,219
Income taxes paid	10,149	10,426	16,634